Exhibit 99.1

Semler Reports Second Quarter 2015 Financial Results

Year Over Year Growth of 54%; Quarterly Growth of 8%

PORTLAND, Ore. – July 31, 2015 – Semler Scientific, Inc. (Nasdaq: SMLR), a company that provides diagnostic and testing services to healthcare insurers and physician groups, today reported financial results for the second quarter ended June 30, 2015.

“In the second quarter of 2015, Semler reported continued progress with year over year revenue growth of 54%, quarter over quarter revenue growth of 8%, and quarter over quarter growth of the installed base of FloChec® units of 18%,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “During this period, we also expanded business with existing clients, made progress on furthering relationships with new insurance plans, made preparations to launch our FDA 510(k)-cleared, next generation version of FloChec®, and made progress towards obtaining contracts for WellChec™, our new, multi-test service offering.”

FINANCIAL RESULTS

In the three months ended June 30, 2015, compared to the corresponding period of 2014, Semler had:

•	Revenue of $1,303,000, an increase of $457,000, or 54%, compared to $846,000
•	Cost of revenue of $244,000, an increase of $72,000, or 42%, from $172,000
•	Total operating expenses, which include cost of revenue, of $2,616,000, an increase of $761,000, or 41%, compared to $1,855,000
•	Net loss of $1,341,000, or $0.27 per share, an increase of $309,000, or 30%, compared to a net loss of $1,032,000, or $0.22 per share

In the six months ended June 30, 2015, compared to the corresponding period of 2014, Semler had:

•	Revenue of $2,505,000, an increase of $822,000, or 49%, compared to $1,683,000
•	Cost of revenue of $463,000, an increase of $137,000, or 42%, from $326,000
•	Total operating expenses, which include cost of revenue, of $5,166,000, an increase of $1,685,000, or 48%, compared to $3,481,000
•	Net loss of $2,713,000, or $0.56 per share, an increase of $864,000, or 47%, compared to a net loss of $1,849,000, or $0.53 per share
•	During the period, we issued and sold an aggregate of 260,500 shares of our common stock for an aggregate cash purchase price of $999,100

In the three months ended June 30, 2015, compared to the three months ended March 31, 2015, Semler had:

•	Revenue of $1,303,000, an increase of $101,000, or 8%, compared to $1,202,000
•	Cost of revenue of $244,000, an increase of $24,000, or 11%, from $220,000
•	Total operating expenses, which include cost of revenue, of $2,616,000, an increase of $66,000, or 3%, compared to $2,550,000
•	Net loss of $1,341,000, or $0.27 per share, a decrease of $31,000, or 2%, compared to a net loss of $1,372,000, or $0.29 per share
•	During the period, we issued and sold an aggregate of 143,000 shares of our common stock for an aggregate cash purchase price of $500,500
•	Including cash raised by sale of common stock, cash and restricted cash of $4,440,000 (which includes $2,100,000 of restricted cash), a decrease of $721,000 compared to $5,161,000

Second Quarter 2015 Highlights

The second quarter of 2015 for Semler resulted in continued revenue expansion and substantial growth in system installations. Other highlights included:

•	Preparations were completed to schedule the initial launch of the next generation product for testing for vascular disease on August 1st. Semler believes that customers will be attracted to enhanced performance features and that the newly-cleared labeling will facilitate an expanded marketing adoption.

•	With the launch of WellChec™, Semler has developed a funnel of interest in this turnkey service solution among insurance plans and providers, as potential customers, and already has one new client initiating the testing service during the third quarter.

“We had our best quarter in terms of expansion of our installed base of licensed FloChec® units with continued sequential quarterly growth,” said Dr. Murphy-Chutorian. “In addition to new clients, many of our current customers are ordering more product from us as they experience the economic and clinical benefits of our products and services, which we believe bodes well for continued revenue growth.” He added, “Our goal is to help physicians and insurance plans evaluate their patients now in order to save medical costs later. Early diagnosis may lead to more prevention and lower future healthcare costs.”

Notice of Conference Call

Semler will host a conference call at 11 a.m. EST, Friday, July 31, 2015. The call will address second quarter results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Second Quarter 2015 Financial Results Call, conference ID#: 87674841." The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.
Unaudited Condensed Statements of Operations
(In thousands, except share and per share amounts)

	For the three months ended June 30		For the six months ended June 30
	2015	2014	2015	2014
Revenue	$1,303	$846	$2,505	$1,683
Operating expenses:
Cost of revenue	244	172	463	326
Engineering and product development	406	416	715	645
Sales and marketing	1,304	728	2,532	1,473
General and administrative	662	539	1,456	1,037
Total operating expenses	2,616	1,855	5,166	3,481
Loss from operations	(1,313)	(1,009)	(2,661)	(1,798)
Other expense	(28)	(23)	(52)	(51)
Net loss	$(1,341)	$(1,032)	$(2,713)	$(1,849)
Net loss per share, basic and diluted	$(0.27)	$(0.22)	$(0.56)	$(0.53)
Weighted average number of shares used in computing basic and diluted loss per share	4,978,878	4,708,017	4,871,614	3,488,067

Semler Scientific, Inc.
Condensed Balance Sheet

(In thousands of U.S. Dollars)

	As of	As of
	June 30, 2015	December 31, 2014
	(Unaudited)
Cash and restricted cash	$4,440	$6,256
Other current assets	387	490
Noncurrent assets	851	754
Total assets	5,678	7,500

Current liabilities	3,977	4,064
Non-current liabilities	3	—
Stockholders' equity	1,698	3,436
Total liabilities and stockholders' equity	$5,678	$7,500

About Semler Scientific, Inc.:

Semler Scientific, Inc., is a company that provides diagnostic and testing services to healthcare insurers and physician groups. Semler's first patented and U.S. Food and Drug Administration cleared product, is FloChec®. FloChec® is used in the office setting to allow providers to measure arterial blood flow in the extremities and is a useful tool for internists and primary care physicians for whom it was previously impractical to conduct blood flow measurements. WellChec™ is a multi-test platform to perform risk assessments for the healthcare insurance industry. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding Semler’s launch of its next generation product and its ability to facilitate an expanded marketing program, as well as statements regarding the WellChec™ platform and its impact on revenue growth. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease FloChec® or adopt WellChec™, along with those detailed in Semler’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date this release and Semler assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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